UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2020

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 25, 2020, Cidara Therapeutics, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 27, 2020, the record date for the Annual Meeting, 40,736,530 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.
Proposal 1. Election of Directors
The Company’s stockholders elected the two persons listed below as Class II Directors, each to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Daniel Burgess	25,771,327	1,819,389	6,338,860
Theodore R. Schroeder	24,486,243	3,104,473	6,338,860
Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,895,120	14,900	19,556	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.
Dated: June 25, 2020	By:	/s/ Jeffrey Stein
Jeffrey Stein, Ph.D.
President and Chief Executive Officer